As filed with the Securities and Exchange Commission on June 13, 2025

Registration Statement No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	62-1120025
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1915 Snapps Ferry Road Building N Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

FORWARD AIR CORPORATION 2025 OMNIBUS INCENTIVE COMPENSATION PLAN
FORWARD AIR CORPORATION 2025 NON-EMPLOYEE DIRECTOR STOCK PLAN
(Full title of plan)

Michael L. Hance Chief Legal Officer and Secretary 1915 Snapps Ferry Road, Building N Greeneville, Tennessee 37745 (423) 636-7000	Copy to: Flora R. Perez, Esq. Greenberg Traurig, P.A. 401 East Las Olas Blvd., Suite 2000 Fort Lauderdale, Florida 33301 (954) 765-0500
(Name, address and telephone number of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company: See definitions of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer     ☐                         Accelerated filer         ☒
Non-accelerated filer     ☐                        Smaller reporting company     ☐
                                Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Forward Air Corporation (the “Company” or the “Registrant”) relating to up to 1,700,000 shares of its common stock, par value $0.01 per share (“Common Stock”) consisting of: (a) 1,300,000 shares of Common Stock issuable pursuant to the Forward Air Corporation 2025 Omnibus Incentive Compensation Plan (the “2025 Omnibus Plan”) and (b) 400,000 shares of Common Stock issuable pursuant to the Forward Air Corporation 2025 Non-Employee Director Stock Plan (the “2025 NED Plan” and together with the 2025 Omnibus Plan, the “2025 Plans”). On June 11, 2025, the Registrant’s shareholders approved the 2025 Plans at its 2025 Annual Meeting of Shareholders.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to all persons who participate in the 2025 Plans, as specified by Rule 428(b)(1) under the Securities Act. These documents are not required to be filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K, are incorporated herein by reference:

(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 24, 2025, the Registrant’s Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on March 25, 2025, the Registrant’s Amendment No. 2 on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on April 11, 2025 and the Registrant’s Amendment No. 3 on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on April 30, 2025;

(2)The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 7, 2025;

(3)The Registrant’s Current Reports on Form 8-K, filed with the SEC on January 6, 2025 (but only with respect to information included under Item 1.01), January 21, 2025, March 26, 2025, March 27, 2025, May 1, 2025 (but only with respect to information included under Item 1.01) and June 13, 2025; and

(4)The Registrant’s description of its Common Stock contained in Exhibit 4.1 to the Registrant’s Current Report on Form 8-K12B, filed with the SEC on June 13, 2025, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.
Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Under the General Corporation Law of the State of Delaware (the “DGCL”), a Delaware corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Such a provision may not eliminate or limit the liability of a director for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock, or (iv) transactions from which such director derived an improper personal benefit. The Company’s certificate of incorporation includes a provision providing that directors of the Company shall not be liable to the Company or our shareholders for monetary damages for breach of fiduciary duty, except to the extent such exemption or limitation is not permitted by the DGCL.

The DGCL also provides that a Delaware corporation has the power to indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee of another entity, against reasonable expenses (including attorneys’ fees) and, in actions not brought by or in the right of the corporation, judgments, fines and amounts paid in settlement, in each case, actually and reasonably incurred in connection with such action, suit or proceeding, but only if such person acted in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may not be made if such person is adjudged liable to the corporation (unless otherwise determined by the court in which such action, suit or proceeding was brought or the Delaware Court of Chancery). In addition, under Delaware law, to the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her. Furthermore, under Delaware law, a Delaware corporation is permitted to maintain directors’ and officers’ insurance.

The Company’s amended and restated certificate of incorporation (the “Charter”) requires the Company to indemnify any person who is or was a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding described above by reason of the fact that such person is or was a director of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another entity, to the fullest extent permitted by law. The Company’s Charter also require the Company to pay the legal expenses (including attorneys’ fees) of any such person in defending any such action, suit or proceeding in advance of its final disposition subject, in the case of present directors and officers, to the provision by such director or officer of an undertaking to repay the amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise.

Additionally, the Company maintains directors’ and officers’ liability insurance for its directors and officers.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

EXHIBIT INDEX
No.	Exhibit
4.1
Amended and Restated Certificate of Incorporation of Forward Air Corporation, as currently in effect (filed as Exhibit 3.1 of the registrant’s Form 8-K12B, filed June 13, 2025, and incorporated herein by reference).

4.2	Bylaws of Forward Air Corporation, as currently in effect (filed as Exhibit 3.2 of the registrant’s Form 8-K12B, filed June 13, 2025, and incorporated herein by reference).
5.1	Opinion of Greenberg Traurig, P.A. regarding the legality of the Common Stock being registered.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).
24.1	Power of Attorney.
99.1
Forward Air Corporation 2025 Omnibus Incentive Compensation Plan (filed as Annex A of the registrant’s Definitive Proxy Statement on Schedule 14A, filed May 12, 2025, and incorporated herein by reference).

99.2
Forward Air Corporation 2025 Non-Employee Director Stock Plan (filed as Annex B of the registrant’s Definitive Proxy Statement on Schedule 14A, filed May 12, 2025, and incorporated herein by reference).

107	Filing Fee Table.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable: In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeneville, State of Tennessee, on the 13th day of June, 2025.

FORWARD AIR CORPORATION By: /s/ Shawn Stewart Shawn Stewart President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Shawn Stewart	Chief Executive Officer and Director	June 13, 2025
Shawn Stewart	(Principal Executive Officer)

/s/ Jamie G. Pierson	Chief Financial Officer	June 13, 2025
Jamie G. Pierson	(Principal Financial Officer)

/s/ James Faught	Chief Accounting Officer	June 13, 2025
James Faught	(Principal Accounting Officer)

*	Executive Chairman and Director	June 13, 2025
Jerome Lorrain

*	Director	June 13, 2025
Charles L. Anderson

*	Director	June 13, 2025
Dale W. Boyles

*	Director	June 13, 2025
Robert L. Edwards, Jr.

*	Director	June 13, 2025
Christine M. Gorjanc

*	Director	June 13, 2025
Michael B. Hodge

*	Director	June 13, 2025
Paul Svindland

/s/ Shawn Stewart	Attorney-in-Fact	June 13, 2025
Shawn Stewart

*Pursuant to Power of Attorney